UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2016, we entered into a lease (the “New Lease”) with North Pad Office, LLC, for office space located at 2131 Lindau Lane, Bloomington, Minnesota. The new premises consist of approximately 87,500 square feet with an exclusive right to expand the office space to include all or any portion of the remaining space located on the 7th floor of the same building, pursuant to terms of the New Lease. The New Lease has an initial term of 153 months (the “Initial Term”) from the rent commencement date of May 1, 2017; however, we have a one-time right to terminate the New Lease early at the end of the 96th month of the New Lease term with 12 months’ prior written notice and payment of a termination fee of approximately $4.86 million. The stated initial annual rent is approximately $3.23 million. Beginning with the second lease year, the gross full service rent payable under the New Lease is subject to an increase of approximately 2.0% per year thereafter. In the event of a termination of the New Lease following a default by us, we are obligated to repay as liquidated damages under the New Lease the sum of the rent payable for the remainder of the Initial Term, discounted to net present value, and transaction costs incurred by the Landlord in repossessing, restoring and re-renting the property. These transaction costs will not be payable in the absence of a default by us under the New Lease. We may renew the New Lease for two consecutive additional periods of five years following the expiration of the Initial Term at the then market rental rates by giving 12 months’ advance notice before the end of the Initial Term and the first extended term.

In conjunction with our entry into the New Lease, we have delivered a termination notice to NEA Galtier, LLC, our current landlord, regarding our current office lease for the property located at 380 Jackson Street, St. Paul, Minnesota (the “Existing Lease”), with a termination effective date of April 30, 2017. We were required to pay a termination fee of approximately $2.27 million to NEA Galtier, LLC under the Existing Lease and have received a one-time payment of approximately $2.27 million from North Pad Office, LLC to cover this termination fee.

The foregoing description of the New Lease does not purport to be complete and the description is qualified in its entirety by the full text of the Lease Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information included in Item 1.01 above is incorporated by reference in this Item 1.02.

Item 8.01	Other Events.

On April 26, 2016, Cray issued a press release announcing the New Lease described in Item 1.01 above. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Office Lease Agreement, dated as of April 21, 2016, between North Pad Office, LLC and Cray Inc.

99.1	Press Release of Cray Inc., dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 2016

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Senior Vice President Administration, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Office Lease Agreement, dated as of April 21, 2016, between North Pad Office, LLC and Cray Inc.

99.1	Press Release of Cray Inc., dated April 26, 2016